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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 23, 2004

                          CHINA DIGITAL WIRELESS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                        0-12536                 90-0093373
-------------------------------        -----------        ----------------------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)

           429 Guangdong Road
   Shanghai People's Republic of China                             200001
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)

     Registrant's telephone number, including area code: (86-21) 6336-8686



================================================================================

         This Current Report on Form 8-K/A (Amendment No. 1) supplements the information contained in the Current Report on Form 8-K previously filed with the Securities and Exchange Commission ("SEC") on July 8, 2004, relating to the stock exchange transaction by and between the registrant and the shareholders of Sifang Holdings Co., Ltd., an exempted company incorporated in the Cayman Islands with limited liability, and the corresponding change-in-control of the registrant that occurred on June 23, 2004.

                  ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         a. Financial Statements of the Business Acquired. The following audited financial statements of Sifang Holdings Co., Ltd. and its subsidiary are hereby included as part of this report:

         Report of Independent Registered Public Accounting Firm.............F-2
         Balance Sheets......................................................F-3
         Statements of Income and Comprehensive Income.......................F-4
         Statements of Stockholders' Equity..................................F-5
         Statements of Cash Flows............................................F-6
         Notes to Financial Statements.......................................F-7

         b. Pro Forma Financial Information (Unaudited). The pro forma financial statements of the registrant are hereby included as part of this report.

        Unaudited Pro Forma Combining Financial Statements..................F-20
        Pro Forma Balance Sheet - March 31, 2004 (unaudited)................F-21
        Pro Forma Combined Income Statement (unaudited) for the
            Year Ended December 31, 2003....................................F-22
        Pro Forma Combined Income Statement (unaudited) for the
            Three Months Ended March 31, 2004...............................F-23

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                                    CHINA DIGITAL WIRELESS, INC.



                                                    By: /s/ Tai Caihua
                                                        ------------------------
                                                        Tai Caihua, President


DATED:  September 2, 2004

                            SIFANG HOLDINGS CO. LTD.


                                    CONTENTS



         Report of Independent Registered Public Accounting Firm.............F-2



Consolidated Financial Statements

         Balance Sheets......................................................F-3

         Statements of Income and Comprehensive Income.......................F-4

         Statements of Stockholders' Equity .................................F-5

         Statements of Cash Flows............................................F-6


         Notes to Financial Statements.......................................F-7

Report Of Independent Registered Public Accounting Firm



The Board of Directors
Sifang Holdings Co. Ltd.


We have audited the accompanying consolidated balance sheets of Sifang Holdings Co. Ltd. (the "Company") as of December 31, 2002 and 2003 and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sifang Holdings Co. Ltd., as of December 31, 2002 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                     /s/ BDO Shanghai Zhonghua
                                                    BDO Shanghai Zhonghua
                                                    Certified Public Accountants



Shanghai, PRC
June 1, 2004


                            SIFANG HOLDINGS CO. LTD.

                                 BALANCE SHEETS
                                (In U.S. Dollars)



                                                                     December 31,           March 31,
                                                              --------------------------   -----------
                                                                  2002           2003          2004
                                                              -----------    -----------   -----------
                                                                                           (Unaudited)
ASSETS

Current assets:
   Cash and cash equivalents                                  $ 1,193,690    $ 1,713,748   $ 1,249,306
   Note (trade) and accounts receivable, net of allowance
     for doubtful accounts by $30,143, $25,651, and $73,679       572,711      2,363,327     3,132,343
   Trade receivable from a related party                             --             --         530,983
   Advances to employees, net of allowance for doubtful
     accounts by $ 0, $659, and $1,255                               --           12,525        23,841
   Advances to vendors                                               --           76,891       665,742
   VAT recoverable                                                201,194         83,414          --
   Inventories                                                  1,169,223      1,591,223       285,661
   Deposits and prepaids                                           37,178        248,288       307,174
   Deferred tax assets                                              5,556          4,955         8,602
   Amounts due from parent                                           --             --         962,875
                                                              -----------    -----------   -----------

Total current assets                                            3,179,552      6,094,371     7,166,527
                                                              -----------    -----------   -----------

Property and equipment, net                                     1,333,796      1,354,238     1,320,952
                                                              -----------    -----------   -----------

Total assets                                                  $ 4,513,348    $ 7,448,609   $ 8,487,479
                                                              ===========    ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                           $      --      $   111,569   $   340,812
   Deferred revenue                                                43,930        537,046       532,335
   Employee welfare payable                                        41,034         67,240        72,313
   VAT payable                                                       --             --         187,245
   Other taxes payable                                             27,973         26,171        33,297
   Accrued liabilities                                              1,046         22,919        39,681
   Amounts due to parent                                          604,062           --            --
                                                              -----------    -----------   -----------
Total current liabilities                                         718,045        764,945     1,205,683
                                                              -----------    -----------   -----------

Total liabilities                                                 718,045        764,945     1,205,683
                                                              -----------    -----------   -----------

Commitments

Stockholders' equity:
   Contributed capital                                          1,450,000      1,450,000     1,450,000
   Retained earnings                                            2,345,672      5,233,652     5,832,114
   Accumulated other comprehensive income (loss) -
     translation adjustments                                         (369)            12          (318)
                                                              -----------    -----------   -----------
Total stockholder's equity                                      3,795,303      6,683,664     7,281,796
                                                              -----------    -----------   -----------
Total liabilities and stockholders' equity                    $ 4,513,348    $ 7,448,609   $ 8,487,479
                                                              ===========    ===========   ===========



          See accompanying notes to consolidated financial statements.


                            SIFANG HOLDINGS CO. LTD.

                              STATEMENTS OF INCOME
                            AND COMPREHENSIVE INCOME
                                (In U.S. Dollars)


                                                                            Three Months Ended
                                         Years Ended December 31,                March 31,
                                       ----------------------------    ----------------------------
                                           2002            2003            2003            2004
                                       ------------    ------------    ------------    ------------
                                                                        (Unaudited)     (Unaudited)
Revenues:
   Products sales                      $    520,325    $ 13,529,279    $  4,410,061    $  2,126,010
   Products sales to a related party           --              --              --         1,775,000
   Service revenue, net                   3,403,082       3,503,099         722,753         850,279
                                       ------------    ------------    ------------    ------------
Total revenues                            3,923,407      17,032,378       5,132,814       4,751,289

Cost of goods sold                          527,458      12,424,454       3,918,936       3,679,479
Cost of service                             852,233         910,440         233,245         227,773
                                       ------------    ------------    ------------    ------------
Gross profit                              2,543,716       3,697,484         980,633         844,037

Operating expenses:
   Selling                                  288,539         153,437          42,095          36,236
   General and administrative               211,322         391,930         176,934         160,815
   Loss on disposal of fixed assets           4,168           5,361            --              --
                                       ------------    ------------    ------------    ------------
Total operating expenses                    504,029         550,728         219,029         197,051
                                       ------------    ------------    ------------    ------------
Income from operations                    2,039,687       3,146,756         761,604         646,986

Interest expense                            (36,245)        (12,082)         (7,249)           --
                                       ------------    ------------    ------------    ------------
Income before income taxes                2,003,442       3,134,674         754,355         646,986

Income tax provision (benefit)               (5,556)        246,694          56,577          48,524
                                       ------------    ------------    ------------    ------------

Net income                             $  2,008,998    $  2,887,980    $    697,778    $    598,462
                                       ============    ============    ============    ============

Other comprehensive income (loss):
   Translation adjustments             $       (252)   $        381    $         93    $       (330)
                                       ------------    ------------    ------------    ------------

Comprehensive income                   $  2,008,746    $  2,888,361    $    697,871    $    598,132
                                       ============    ============    ============    ============



          See accompanying notes to consolidated financial statements.


                            SIFANG HOLDINGS CO. LTD.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                AND THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED)
                                (In U.S. Dollars)



                                                                       Accumulated
                                       Contributed                        Other            Total
                                      -------------     Retained      Comprehensive    Stockholders'
                                          Amount        Earnings      Income (Loss)       Equity
                                      -------------   -------------   -------------    -------------
Balance, January 1, 2002              $   1,450,000   $     336,674   $        (117)   $   1,786,557

Net income                                     --         2,008,998            --          2,008,998

Translation adjustments                        --              --              (252)            (252)
                                      -------------   -------------   -------------    -------------

Balance, December 31, 2002                1,450,000       2,345,672            (369)       3,795,303

Net income                                     --         2,887,980            --          2,887,980

Translation adjustments                        --              --               381              381
                                      -------------   -------------   -------------    -------------

Balance, December 31, 2003                1,450,000       5,233,652              12        6,683,664

Net income (unaudited)                         --           598,462            --            598,462

Translation adjustments (unaudited)            --              --              (330)            (330)
                                      -------------   -------------   -------------    -------------

Balance, March 31, 2004 (unaudited)   $   1,450,000   $   5,832,114   $        (318)   $   7,281,796
                                      =============   =============   =============    =============



          See accompanying notes to consolidated financial statements.


                            SIFANG HOLDINGS CO. LTD.

                            STATEMENTS OF CASH FLOWS
                Increase (Decrease) in Cash and Cash Equivalents
                                (In U.S. Dollars)



                                                                                        Three Months Ended
                                                       Years Ended December 31,               March 31,
                                                      --------------------------   ---------------------------
                                                          2002           2003           2003           2004
                                                      -----------    -----------    -----------    -----------
                                                                                    (Unaudited)    (Unaudited)
Cash flows from operating activities:
   Net income                                         $ 2,008,998    $ 2,887,980    $   697,778    $   598,462
   Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization                        132,904        234,055         51,503         68,856
     Bad debt expenses                                     17,817            659          7,536         48,624
     Loss on disposal of fixed assets                       4,168          5,361           --             --
       Deferred tax assets                                 (5,556)           601            119         (3,647)
     Changes in assets and liabilities:
       Accounts receivables                              (356,298)    (1,790,616)    (1,502,645)    (1,348,027)
       Prepaids, deposit and advances to employees         13,372       (224,294)        12,326        (70,798)
       Advance to vendors                                    --          (76,891)          --         (588,851)
       Inventories                                     (1,169,223)      (422,000)      (845,786)     1,305,562
       Accounts payable                                      --          111,569      1,202,112        229,243
       Deferred revenue                                    (8,236)       493,116        289,726         (4,711)
       Employee welfare payable                            25,227         26,206         17,551          5,073
       VAT recoverable                                   (201,194)       117,780        (59,781)        83,414
       Other taxes payable                                 19,079         (1,802)       (20,490)       194,371
       Accrued liabilities                                    714         21,873           (766)        16,762
                                                      -----------    -----------    -----------    -----------

Net cash provided by operating activities                 481,772      1,383,597       (150,817)       534,333
                                                      -----------    -----------    -----------    -----------

Cash flows from investing activities:
   Purchase of property, equipment, and software       (1,186,756)      (259,858)       (22,197)       (35,570)
   Decease (Increase) in due from parent                  604,113           --             --         (962,875)
                                                      -----------    -----------    -----------    -----------

Net cash provided by (used in) investing activities      (582,643)      (259,858)       (22,197)      (998,445)
                                                      -----------    -----------    -----------    -----------

Cash flows from financing activities:

   Increase (Decrease) in due to parent                   604,062       (604,062)          --             --
                                                      -----------    -----------    -----------    -----------

Net cash provided by (used in) financing activities       604,062       (604,062)          --             --
                                                      -----------    -----------    -----------    -----------

Foreign currency translation                                  (25)           381            107           (330)
                                                      -----------    -----------    -----------    -----------

Net increase in cash and cash equivalents                 502,939        520,058       (172,907)      (464,442)

Cash and cash equivalents, beginning of the period        690,751      1,193,690      1,193,690      1,713,748
                                                      -----------    -----------    -----------    -----------

Cash and cash equivalents, end of the period          $ 1,193,690    $ 1,713,748    $ 1,020,783    $ 1,249,306
                                                      -----------    -----------    -----------    -----------

Supplemental disclosure of cash flow information:
   Cash paid during the year for:
     Interest                                         $    36,245    $    12,082    $     7,249    $      --
     Income taxes                                            --          246,093         56,458         52,171
                                                      ===========    ===========    ===========    ===========



          See accompanying notes to consolidated financial statements.

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)



NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Sifang Holdings Co. Ltd. (the "Company") was incorporated in the Cayman Islands, established under the law of the Cayman Islands, on March 8, 2004 for the purpose of holding a 100% equity interest in TCH Data Technology Co. Ltd. ("TCH"). TCH was established as a foreign investment enterprise in Shanghai under the laws of People's Republic of China (the "PRC") on May 25, 2004 with a registered capital of $7.2 million.

Sifang Information Technology Co. Ltd. ("Sifang Information") is a Shanghai-based privately owned enterprise established under the laws of the PRC on August 14, 1998. Sifang Information conducts pager and mobile phone distribution and provides value-added information services to customers in the Shanghai metropolitan area. In March 2004, Sifang Information spun off its mobile phone distribution business and a majority of the value-added information services business by presenting a set of carve-out financial statements for the years ended December 31, 2002 and 2003 and three months ended March 31, 2004 as if the spin-off business had been a stand-alone company for two years and one quarter. On March 31, 2004 Sifang Information transferred this spin-off business into TCH. Being a receiving entity under common control, TCH initially recognized all the assets and liabilities transferred at their carrying amounts in the accounts of Sifang Information at the date of transfer under the guidance of SFAS No. 141, Appendix D. On May 25, 2004 Sifang Information transferred its 100% equity interest in TCH in exchange for a 100% equity interest in the Company. Because the three entities have the same group of ultimate owners and the three entities are under common control, the transfer of ownership is accounted for at historical costs under the guidance of SFAS No. 141, Appendix
D. Prior to May 25, 2004 the Company had no activities. As a result of the share exchange between TCH and the Company, TCH's historical financial statements become the historical financial statements of the Company.

Because Sifang Information operates in a business segment, paging facilities, that is subject to certain restrictions imposed by the PRC government, PRC government regulations prohibit foreign investment enterprises from owning radio transmitting stations and transmitting equipment owned by Sifang Information. Therefore, Sifang Information still keeps a small part of its business and paging facility to comply with the relevant regulations and laws in China.

Following the spin-off, TCH is in the business of mobile phone distribution and provides pager and mobile phone (collectively "wireless receiver") users with access to certain information reformatted by TCH. TCH purchases mobile phone products from first-tier distributors and sells to retailers with a mark-up. In the process of providing value-added information services through entering into monthly subscription agreements with various users, TCH purchases information from Shanghai Stock Exchange, comments and analysis on stock market provided by certain reputable security and investment companies, lottery information, weather forecasts, etc., and reformats the aforementioned information through decoding and recoding. The reformatted information is transmitted by Sifang Information via a service contract to pager users constantly and is stored in TCH's server in order for mobile phone users to dial in via China Mobile or China Unicom. By signing a monthly subscription agreement, wireless users are asked to make payment for three- or six-month subscription fees in advance.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company's financial statements have been derived from the historical financial statements and accounting records of Sifang Information using the historical results of operating results and historical basis of the assets and liabilities transferred to the Company in accordance with accounting principles

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)


generally accepted in the United States of America. Management believes that the assumptions underlying the accompanying financial statements are reasonable. However, the financial statements that derived from Sifang Information's financial records may not necessarily reflect the Company's results of operations and cash flows had the Company been a stand-alone company. Interim information may not be indicative of results for a full year.

In the carve-out process, the cost of sales included in the Company's financial statements is directly related to the product revenue. The cost of services is directly related to different types of service. The selling expenses are allocated based on the relationship between expense and revenue (such as commission) and payroll records. The general and administrative expenses allocated are mainly based on the hours management spent and payroll records. Income tax provision has been calculated on a separate company basis and is in line with the historical actual income tax provision at the Sifang Information level, assuming that all income taxes had been paid to Sifang Information and no income tax liability was in existence in the periods reported in the accompanying financial statements. Management believes that the costs, operating expense, interest expense, and income tax provision included in the Company's financial statements are a reasonable representation of the costs and expenses that would have been incurred if the Company had performed these functions as a stand-alone company.

The accompanying statements of income and comprehensive income and cash flows for each of the three months ended March 31, 2004 and 2003, and balance sheet as of March 31, 2004, have not been audited. In the opinion of management, they include all normal recurring adjustments necessary for a fair presentation of the financial position and the results of operations for the periods presented. However, interim information may not be indicative of results for a full year.

Foreign Currency Translations and Transactions

The Renminbi ("RMB"), the national currency of PRC, is the primary currency of the economic environment in which the operations of TCH are conducted. The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes.

The Company translates TCH's assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the statement of income is translated at average rates during the reporting period. Adjustments resulting from the translation of TCH's financial statements from RMB into U.S. dollars are recorded in stockholders' equity as part of accumulated comprehensive loss - translation adjustments. Gains or losses resulting from transactions in currencies other than RMB are reflected in the statement of income for the reporting periods.

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenues generated from sales of mobile phones are recognized when persuasive evidence of an arrangement exists, delivery of the products has occurred, customer acceptance has been obtained, which means the significant risks and rewards of the ownership have been transferred to the customer, the price is fixed or determinable and collectibility is reasonably assured.

The Company provides wireless receiver users with access to certain financial information provided by Stock Exchanges, comments and analyses on stock market provided by certain reputable security investment companies in China, lottery information, weather forecast, etc. through signing a monthly subscription agreement or buying a pre-charged service card. The Company purchases the aforementioned information from respective vendors and reformats it through decoding and recoding and transmits the reformatted information via Sifang Information into pager users constantly and stores them in the Company's server in order for mobile phone users to dial in via China Mobile or China Unicom. By signing a monthly subscription agreement, wireless receiver users need to make payments for three- to six-month subscription in advance. The Company records the proceeds as deferred revenue and amortizes the deferred revenue over the subscription period. When customers buy a pre-charged service card, the Company records the proceeds as deferred revenue. When a customer starts to use this card to access to the Company's server and starts to use a pager to access the aforementioned information, the Company identifies the subscription period and amortizes the deferred revenue over the subscription period.

In response to a retailer's request, the Company has an installing agent install the Company's software on mobile phones, which are owned by the retailer. The retailer sells these phones for a premium covering a fee to be paid to the installing agent and pre-charged six-month subscription fees to be paid to the Company. After a customer using such a phone dials into the server to access the desired information, the server records a unique identification number installed on the mobile phone which indicates that a specific phone user starts his or her subscription period. After the Company receives a detailed list from the installing agent regarding the number of phones that have been installed with the Company's software, the Company matches this information with a detailed list from the retailer setting forth how many such phones have been sold. Based on the number of such phones sold, the Company records accounts receivable and deferred revenue correspondingly. At the date on which a customer starts to dial into the server, the six-month subscription period begins and the Company amortizes deferred revenue accordingly.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Accounts Receivable, Employees Receivable, and Concentration of Credit Risk

During the normal course of business, the Company extends unsecured credit to its retail customers who are mainly located in Shanghai metropolitan area. Typically credit terms require payment to be made within 30 days of the sale. The Company does not require collateral from its customers. The Company maintains its cash accounts at credit worthy financial institutions. As of December 31, 2003 and March 31, 2004 accounts

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable, Employees Receivable and Concentration of Credit Risk (Continued)

receivable resulting from the pre-charged fees were $1,788,974 and $2,263,419, respectively. The outstanding balance of $1,788,974 was collected in full in April 2004.

The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The Company includes any account balances that are determined to be uncollectible, along with a general reserve, in the overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, the Company believes that its allowance for doubtful accounts was adequate as of December 31, 2002 and 2003. However, actual write-offs might exceed the recorded allowance.

The Company advances cash to sales people for their travel and business activity needs. Under certain circumstances, the advances to employees might not be fully recovered by the Company. Accordingly, the Company also provides allowances against any doubtful accounts. The following table presents combined allowance activities in accounts receivable and advances to employees.

                                                 December 31
                                           -----------------------     March 31
                                              2002         2003          2004
                                           -------------------------------------
(Unaudited)

 Beginning balance                         $   12,326   $   30,143    $   26,310
 Additions charged to expense                  17,817          659        48,624
 Recovered                                       --         (4,492)         --
 Actual write off                                --           --            --
                                           ----------   ----------    ----------
 Ending balance                            $   30,143   $   26,310    $   74,934
                                           ==========   ==========    ==========


Inventories

Inventories consist principally of mobile phones manufactured by name brand manufactures with various features and are stated at the lower of cost (first-in, first-out) or market.

Rebates and Credits Receivable

In 2004 the Company's major vendor began providing sales rebates and credits if the Company fulfills certain sales volumes prescribed by the vendor in order to attract its distributors to sell more of its products. As a result, the Company is entitled to receive certain rebates and credits for the inventory held and sold by the Company within the specified period of time as defined by its vendor through submitting the necessary application forms. In general, once the vendor approves these applications, the amounts of these rebates and credits will be deducted from the Company's accounts payable to its vendor and decrease the cost of goods sold or inventory held correspondingly.

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Capitalization of Software Costs

The Company's software is developed by an independent third party to enable pager users to accept certain recoded information which is transmitted by the Company and enable mobile phone users to dial into the Company's server. The software is for internal use and gives the Company the ability to provide value added information services. In accordance with SOP 98-1, the Company capitalizes the external cost incurred to develop this internal-use software by an engineering company at the application development stage and amortizes that cost over the estimated economic life of the software (two or three years) which is consistent with the expected life of a particular type of mobile phone.

Property and equipment

Properties and equipment are recorded at cost and are stated net of accumulated depreciation. Depreciation expense is determined using the straight-line method over the shorter of the estimated useful lives of the assets as follows:

              Buildings                                20 years
              Software                                 2-3 years
              Vehicles and other equipment             2-5 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income (loss).

Impairment of Long-Lived Assets

Effective January 1, 2002, the Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was no impairment of long-lived assets in the years ended December 31, 2002 and 2003, and in the three months ended March 31, 2003 and 2004.

Fair Value of Financial Instruments

The carrying amount of cash, notes receivable, accounts receivable, other receivables, advances to vendor, accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items. Due to and due from parent bear interest at 5.8% per annum which is similar to the market interest rate at the time these due to and due from were incurred.

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Value Added Tax

TCH is subject to value added tax ("VAT") imposed by the PRC government on TCH's domestic product sales. The output VAT is charged to customers who purchase mobile phones from TCH and the input VAT is paid when TCH purchases mobile phones from its vendors. The VAT rate ranges from 13% to 17%, in general, depending on the types of products purchased and sold. The input VAT can be offset against the output VAT. The VAT payable or receivable balance presented on the Company's balance sheets represents the input VAT either less than or larger than the output VAT. The debit balance represents a credit against future collection of output VAT instead of a real receivable.

Employee Welfare and Retirement Benefits

The PRC has been undergoing significant reforms with regard to its employee welfare and fringe benefits administration. Any enterprise operating in the PRC is subject to government-mandated employee welfare and retirement benefit contribution as a part of operating expense to State Administration of Labor Affairs. In accordance with PRC laws and regulations, TCH participates in a multi-employer defined contribution plan pursuant to which TCH is required to provide employees with certain retirement, medical and other fringe benefits. PRC regulations require TCH to pay the local labor administration bureau a monthly contribution at a stated contribution rate based on the monthly basic compensation of qualified employees. The local labor administration bureau, which manages various investment funds, will take care of employee retirement, medical and other fringe benefits. TCH has no further commitments beyond its monthly contribution. TCH contributed a total of $39,945, $58,501, $14,607, and $14,849 to these funds as part of selling, general and administrative expenses for years ended December 31, 2002 and 2003 and three months ended March 31, 2003 and 2004, respectively.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No 109, "Accounting for Income Taxes" ("SFAS No. 109"), issued by the FASB. SFAS No. 109 requires an entity to recognize deferred tax liabilities and assets. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

TCH is registered at Pudong District in Shanghai and subject to a favorable income tax rate of 15% compared to a normal income tax rate of 33% (30% for the central government and 3% for the local government) under current PRC tax laws. However, Sifang Information registered in the Shanghai downtown and area has been treated by the Shanghai Municipal Administration of Labor as an enterprise that provides unemployed and handicapped people with jobs. Accordingly, Sifang Information is entitled to be subject to a favorable income tax rate of 15% and qualifies for income tax exemption for three years from January 1, 2000 to December 31, 2002, and 50% of income tax reduction for three years from January 1, 2003 to December 31, 2005. The

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

income tax provisions presented on the Company's financial statements are based on the historical actual income tax rates of Sifang Information at 0%, 7.5% and 7.5%. The deferred tax assets are determined based on the historical income tax rates applicable at the Sifang Information level.

There is no income tax for companies domiciled in the Cayman Islands. Accordingly, the Company's financial statements do not present any income tax provisions related to Cayman Islands tax jurisdiction.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"), issued by the FASB. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income
(loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of income and comprehensive income. Comprehensive income (loss) is comprised of net income and all changes to stockholders' equity except those due to investments by owners and distributions to owners.

Recent Accounting Pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities." FIN 46, as amended by FIN 46(R), issued in January 2003, requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity in which the equity investors do not have a controlling financial interest or the equity investment at risk is insufficient to finance the entity's activities without receiving additional subordinated financial support from other parties. The provisions of FIN 46(R) are applicable for fiscal years ending after December 15, 2004. The Company does not have any variable interest entities that must be consolidated.

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)



NOTE 3 - PROPERTY AND EQUIPMENT

A summary of property and equipment at cost is as follows:

                                             December 31,
                                      --------------------------     March 31,
                                         2002           2003           2004
                                      --------------------------    -----------
                                                                    (Unaudited)

Buildings                             $   943,300    $   943,368    $   943,323
Software                                  222,858        391,660        426,614
Vehicles                                     --           65,484         65,481
Other equipment                           414,562        424,891        413,267
                                      -----------    -----------    -----------

                                        1,580,720      1,825,403      1,860,949
Accumulated depreciation                 (246,924)      (471,165)      (539,997)
                                      -----------    -----------    -----------

                                      $ 1,333,796    $ 1,354,238    $ 1,320,952
                                      ===========    ===========    ===========


The depreciation and amortization for the years ended December 31, 2002 and 2003 and the three months ended March 31, 2003 and 2004 was $132,904, $234,055, $51,503, and $68,856, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company had certain transactions with Sifang Information during the years ended December 31, 2002 and 2003 and the three months ended March 31, 2003 and 2004, summarized as follows:

In accordance with terms contained in a signed service agreement between TCH and Sifang Information giving TCH the right to use Sifang Information's paging facility (which may not be owned by foreign investors at the present time) to transmit the reformatted information, the Company paid service fees of RMB4,700,000 (equivalent approximately $567,840) in each of the years ended December 31, 2002 and 2003, and RMB1,175,000 (equivalent approximately $141,960) in each of the three months ended March 31, 2003 and 2004.

During the normal course of business, TCH incurred due to and due from Sifang Information for financing purposes. In 2002 TCH used funds from Sifang Information to start its mobile phone distribution business. The outstanding balance due to this related party was $604,062 at December 31, 2002 and interest expense incurred on the amount due to this related party for the year ended December 31, 2002 was $36,245.

During 2003, TCH paid off all outstanding balances and lent certain funds to Sifang Information which was repaid before December 31, 2003. There were a couple of borrowing and lending transactions between TCH and Sifang Information in 2003, however, the outstanding balance of due to related party and due from related party at December 31, 2003 was $0 whereas interest expense incurred on the amount due to related party for the year ended December 31, 2003 was $12,082.


                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)



NOTE 4 - RELATED PARTY TRANSACTIONS (Continued)

In the first quarter of 2004, TCH lent money to Sifang Information for financing purposes, the outstanding due from parent at March 31, 2004 was $962,875 and the interest income on the due from related party was immaterial as the funds were advanced to Sifang Information at the end of March 2004.

Sifang Information purchased a building to be used as a machinery building from one of its related parties for an agreed price of $910,925. This building was carved-out of Sifang Information to TCH for its operation convenience at the net book value on the historical basis.

During the three months ended March 31, 2004, TCH sold Samsung GSM mobile phones worth approximately $1,775,000 including a 2% mark-up, to the Shanghai Shantian
Telecommunication  Technology Inc.  (Shantian),  a related party in which Sifang
Information holds a 51% equity interest. As of March 31, 2004 the accounts receivable (trade) balance due from Shantian was $530,983, which was fully collected in April 2004.

NOTE 5 - INCOME TAXES

The income (loss) generated in the Cayman Islands and the PRC before income taxes in 2002 and 2003, and the three months ended March 31, 2003 and 2004, was as follows:

                                                                      Three Months Ended
                                         Years Ended December 31,           March 31,
                                         ------------------------   -----------------------
                                            2002          2003         2003         2004
                                         ----------    ----------   ----------   ----------
                                                                    (Unaudited)  (Unaudited)
Income (Loss) in Cayman Island before
   income taxes                          $     --      $     --     $     --     $     --
Income in China before income taxes       2,003,442     3,134,674      754,355      646,986
                                         ----------    ----------   ----------   ----------

                                         $2,003,442    $3,134,674   $  754,355   $  646,986
                                         ==========    ==========   ==========   ==========

The income tax provision was as follows:

                                                                      Three Months Ended
                                         Years Ended December 31,           March 31,
                                         ------------------------   -----------------------
                                            2002          2003         2003         2004
                                         ----------    ----------   ----------   ----------
                                                                    (Unaudited)  (Unaudited)
Current:
   Cayman Island                         $     --      $     --     $     --     $     --
   China                                       --         246,093       56,458       52,171
                                         ----------    ----------   ----------   ----------
Deferred:
   Cayman Island                               --            --           --           --
    China                                    (5,556)          601          119       (3,647)
                                         ----------    ----------   ----------   ----------

                                         $   (5,556)   $  246,694   $   56,577   $   48,524
                                         ==========    ==========   ==========   ==========

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)


NOTE 5 - INCOME TAXES (Continued)

TCH is subject to taxation under the laws of the PRC, and the statutory income tax rate for the years ended December 31, 2002 and 2003 and the three months ended March 31, 2004 was 0%, 7.5% and 7.5%, respectively. The income tax provision for 2002 was based on pretax income of $2,003,442 and adjusted by permanent differences of $146,285 with an income tax rate at 0%. The income tax provision for 2003 was based on a pretax income $3,134,674 and adjusted by permanent differences of $154,557 with an income tax rate at 7.5%. In the three months ended of March 31, 2003 and 2004, income tax expense was $56,577 and $48,524, respectively, based on pre tax income of $754,355 and $646,986, respectively, with a projection that there were no or little permanent and temporary differences for income tax purpose.

The difference between the effective income tax rate and the expected federal statutory rate was as follows:

                                                                  Three Months   Three Months
                                     Years Ended December 31,         Ended          Ended
                                   ----------------------------     March 31,      March 31,
                                       2002            2003           2003           2004
                                   ------------    ------------   ------------   ------------
                                                                   (Unaudited)    (Unaudited)

Statutory rate                            33.0%           33.0%          33.0%          33.0%
Income tax holiday                       (33.0)          (25.5)         (25.5)         (25.5)
Permanent differences                     (0.3)            0.4           --             --
Change in valuation allowance             --              --             --             --
                                  ------------    ------------   ------------   ------------
Effective income tax rate                 (0.3)%           7.9%           7.5%           7.5%
                                  ============    ============   ============   ============

The primary components of temporary differences which give rise to the Company's deferred tax assets were as follows:

                                                  December 31,
                                            -----------------------    March 31,
                                               2002         2003         2004
                                            ----------   ----------   ----------

Allowance for receivables                   $    2,261   $    1,973   $    5,620
Accrued liabilities                              3,295        2,982        2,982
                                            ----------   ----------   ----------
                                                 5,556        4,955        8,602
Valuation allowance                               --           --           --
                                            ----------   ----------   ----------
Net deferred tax assets                     $    5,556   $    4,955   $    8,602
                                            ==========   ==========   ==========


NOTE 6 - COMMITMENTS

In order for TCH to provide value-added information services to wireless receiver users located in Shanghai and provinces in the Shanghai vicinity, the Company needs to use certain frequency transmitting equipment and relevant other equipment (collectively "paging facilities') which are prohibited to be owned by foreign information

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)


NOTE 6 - COMMITMENTS (Continued)

investment enterprise. As a consequence, the Company entered into a service agreement with Sifang Information pursuant to which Sifang Information provides TCH with the radio signal transforming service and other services on an annual basis. The total service expenses for the years ended December 31, 2002 and 2003 and the three months ended March 31, 2003 and 2004 were approximately $567,840, $567,840, $141,960 and $141,960, respectively. The service agreement will continued to be effective and be renewed on annual basis until PRC laws and regulations allow foreign investment enterprises to own these paging facilities.

Operating leasing commitment

TCH has an operating lease with Shanghai Tianci Real Estate Co. Ltd. (one of its related parties) to lease one of its apartments (250 square meters) as a management office. The leasing agreement runs from May 1, 2003 to April 30, 2008. The annual rent is RMB340,000 (equivalent $41,078). The rental expense incurred for the Company for the years ended December 31, 2002 and 2003 and the three months ended March 31, 2003 and 2004 was $0 (the rental incurred at the Sifang Information level was proportionally charged to TCH as a service charge under the co-operation agreement), $27,385, $0 (the same reason as aforementioned) and $13,693, respectively.

Future minimum payments required under the operating lease which has a remaining lease term in excess of one year at December 31, 2003 are as follows:

      December 31,                                                      Amount
------------------------                                              ----------

         2004                                                         $   41,078
         2005                                                             41,078
         2006                                                             41,078
         2007                                                             41,078
         2008                                                             13,693
                                                                      ----------
                                                                      $  178,005
                                                                      ==========


NOTE 7 - SEGMENT REPORTING

The Company currently operates in two principal business segments. Management believes that the following table presents the useful information to the chief operation decision makers for measuring business performance and financing needs and preparing the corporate budget, etc. The company's accounting systems do not capture the total assets for each segment. As most of the Company's customers are located in the Shanghai metropolitan area and the Company's revenues are generated in Shanghai, no geographical segment information is presented.


                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)


NOTE 7 - SEGMENT REPORTING (Continued)

                                        Product      Mobile Phone     Beep Pagers
                                         Sales         Service          Service       Corporate       Total
                                     ------------    ------------    ------------   ------------   ------------
2002
Revenue                              $    520,325    $      6,957    $  3,396,125   $       --     $  3,923,407
Gross margin                               (7,133)        (39,262)      2,590,111           --        2,543,716
Inventory                               1,169,223            --              --             --        1,169,223
Fixed assets                                 --           390,496            --          943,300      1,333,796
Expenditures for long-lived assets           --           243,456            --          943,300      1,186,756

2003
Revenue                              $ 13,529,279    $  1,297,323    $  2,205,776   $       --     $ 17,032,378
Gross margin                            1,104,825       1,082,003       1,510,656           --        3,697,484
Inventory                               1,591,223            --              --             --        1,591,223
Fixed assets                                 --           392,270            --          961,968      1,354,238
Expenditures for long-lived assets           --           194,374            --           65,484        259,858

Three months ended March 31, 2003
(Unaudited)
Revenue                              $  4,410,061    $     98,537    $    624,216   $       --     $  5,132,814
Gross margin                              491,125          48,171         441,337           --          980,633
Inventory                               2,015,009            --              --             --        2,015,009
Fixed assets                                 --           372,369            --          932,121      1,304,490
Expenditures for long-lived assets           --            22,197            --             --           22,197

Three months ended March 31, 2004
(Unaudited)
Revenue                              $  3,901,010    $    513,171    $    337,108   $       --     $  4,751,289
Gross margin                              221,531         467,204         155,302           --          844,037
Inventory                                 285,661            --              --             --          285,661
Fixed assets                                 --           373,342            --          947,610      1,320,952
Expenditures for long-lived assets           --            35,570            --             --           35,570

                             SIFANG HOLDING CO. LTD.

                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2003
                      AND THREE MONTHS ENDED MARCH 31, 2004
  (Information for the Three Months Ended March 31, 2003 and 2004 is Unaudited)


NOTE 8 - CONCENTRATION OF CUSTOMERS AND VENDORS

Customers and vendors who account for 10% or more of revenues, accounts receivable, purchases and accounts payable are presented as follows:

                                     Accounts                      Accounts
                     Revenue        Receivable      Purchases       Payable
                   ------------    ------------   ------------   ------------
    2002
Customer A                    8%             57%          --             --

Vendor A                   --              --               98%             0%

    2003
Customer Z                   16%              2%          --             --
Customer Y                   14%              2%          --             --
Customer X                   12%              1%          --             --
Customer W                    7%             79%          --             --

Vendor T                   --              --               36%             0%
Vendor S                   --              --               31%             0%
Vendor X                   --              --               23%             0%

Customer A

The Company provided value-added paging service to Customer A, which was another paging service provider in Jiangsu province. The paging service revenue was collected on a semiannual basis pursuant to the terms of the service agreement signed between the Company and Customer A. The outstanding receivable balance was collected in full amount in 2003.

Customer W

Customer W actually is an installing agent who installed the Company's software per a retailer's request on the retailer's mobile phones. The retailer in turn sells its mobile phones at a premium. In terms of the signed agreement between the Company and the installing agent, the installing agent should be responsible for collection from the retailer and then pay the Company according to the terms of the agreement on a semiannual basis. The outstanding balance for the year ended December 31, 2003 was collected in full in April 2004.

NOTE 9 - SUBSEQUENT EVENT

On June 23, 2004, the Company entered into a securities exchange agreement with Boulder Acquisitions, Inc. based on which Boulder Acquisitions, Inc. would issue 13,782,636 shares of its common stock in exchange for a 100% equity interest in Sifang Holdings Co. Ltd. After this stock exchange transaction, the Company's stockholders took a controlling position in Boulder Acquisitions, Inc.
Subsequent to the stock exchange transaction and in August 2004, Boulder Acquisitions, Inc. changed its name to China Digital Services, Inc. ("China Digital").

               UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

On June 23, 2004, Boulder Acquisitions Inc. (Boulder), a public reporting company without any business or operations activities, issued 13,782,636 shares of restricted, unregistered shares of common stock in exchange for 100% equity interest in Sifang Holdings Co. Ltd. ("Sifang Holdings"), making Sifang Holdings a wholly-owned subsidiary of Boulder at the opening of business on June 24, 2004. This stock exchange transaction resulted in the shareholders of Sifang Holdings obtaining a majority voting interest in Boulder. Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition. Accordingly, the stock exchange transaction has been accounted for as recapitalization of Sifang Holdings.

The following unaudited pro forma combined financial statements give effect to the aforementioned reverse acquisition based on the assumptions and adjustments set forth in the accompanying notes to the unaudited pro forma combined financial statements which management believes are reasonable. The following unaudited pro forma financial statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of Boulder Acquisitions, Inc. (subsequently named China Digital Services, Inc.) and Sifang Holdings, which are included in this document.

The following unaudited pro forma combined balance sheet represents the combined financial position of China Digital and Sifang Holdings as of March 31, 2004 as if the reverse acquisition occurred on March 31, 2004. The unaudited pro forma combined income statements give effect to the reverse acquisition of China Digital by Sifang Holdings assuming that the reverse acquisition took place on January 1, 2003.

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisitions of China Digital had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.


                          China Digital Services, Inc.
(Formerly Boulder Acquisitions, Inc. and Successor of Sifang Holdings Co., Ltd.)
                       Pro Forma Balance Sheet (Unaudited)
                                 March 31, 2004

                                                   Sifang     China Digital                   Pro Forma
                                                  Holdings      Services        Pro Forma      Combined
                                                  03/31/04      03/31/04        Adjustments    12/31/03
                                                 -------------------------------------------------------
                                                                                              Unaudited
ASSETS

Current assets:
   Cash and cash equivalents                      1,249,306       302,096             --       1,551,402
   Note (trade) and accounts receivable,
     net of allowance for doubtful accounts
     by $73,679                                   3,132,343          --               --       3,132,343
   Trade receivable from a related party            530,983          --               --          530,983
   Advances to employees, net of allowance
     for doubtful accounts by $1,255                 23,841          --               --          23,841
   Advances to vendors                              665,742          --               --         665,742
   Inventories                                      285,661          --               --         285,661
   Deposits and prepaids                            307,174          --               --         307,174
   Deferred tax assets                                8,602          --               --           8,602
   Amount due from parent                           962,875          --               --         962,875
                                                 ------------------------       ------------------------

Total current assets                              7,166,527       302,096             --       7,468,623

Property and equipment, net                       1,320,952          --               --       1,320,952
                                                 ------------------------       ------------------------

Total assets                                      8,487,479       302,096             --       8,789,575
                                                 ========================       ========================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                 340,812          --              --          340,812
   Deferred revenue                                 532,335          --               --         532,335
   Employee welfare payable                          72,313          --               --          72,313
   VAT payable                                      187,245          --               --         187,245
   Other taxes payable                               33,297          --               --          33,297
   Accrued liabilities                               39,681          --               --          39,681
                                                 ------------------------       ------------------------

Total current liabilities                         1,205,683          --               --       1,205,683

Total liabilities                                 1,205,683          --               --       1,205,683

Commitments

Stockholders' equity:
    Common stock - $0.001 par value,
           160,000,000 shares authorized,
           1,453,983 shares issued and
           outstanding                                 --           1,454  (1)      13,783        15,237
    Additional paid-in capital                         --       3,292,452  (1)   1,436,217     4,728,669
    Contributed capital                           1,450,000          --    (1)  (1,450,000)         --
    Retained earnings                             5,832,114    (2,991,810)       2,840,304
    Accumulated other comprehensive income
           (loss) - translation adjustments            (318)         --               --            (318)
                                                 ------------------------       ------------------------

   Total stockholder's equity                     7,281,796       302,096             --       7,583,892

   Total liabilities and stockholders' equity     8,487,479       302,096             --       8,789,575
                                                 ========================       ========================



(1) Reclassify into common stock and additional paid-in capital to reflect newly issued 13,782,636 shares of common stock.


                          China Digital Services, Inc.
(Formerly Boulder Acquisitions, Inc. and Successor of Sifang Holdings Co., Ltd.)
                 Pro Forma Combined Income Statement (Unaudited)
                      For the Year Ended December 31, 2003


                                             Sifang       China Digital                     Pro Forma
                                            Holdings        Services         Pro Forma       Combined
                                            12/31/03        12/31/03        Adjustments      12/31/03
                                          -------------------------------------------------------------
                                                                                             Unaudited
Revenues:
   Products sales                           13,529,279           --                          13,529,279
   Service revenue, net                      3,503,099           --                           3,503,099
                                          ---------------------------                      ------------

Total revenues                              17,032,378           --                          17,032,378

Cost of goods sold                          12,424,454           --                          12,424,454
Cost of service                                910,440           --                             910,440
                                          ---------------------------                      ------------

Gross profit                                 3,697,484           --                           3,697,484

Operating expenses:
   Selling                                     153,437           --                             153,437
   General and administrative                  391,930           --                             391,930
   Loss on disposal of fixed assets              5,361           --                               5,361
                                          ---------------------------                      ------------

Total operating expenses                       550,728           --                             550,728

Income from operations                       3,146,756           --                           3,146,756

Interest expense                               (12,082)             5                           (12,077)
                                          ---------------------------                      ------------

Income before income taxes                   3,134,674              5                         3,134,679

Income tax provision (benefit)                 246,694           --                             246,694
                                          ---------------------------                      ------------

Net income                                   2,887,980              5                         2,887,985
                                          ===========================                      ============


Weighted average number of common
          shares outstanding                      --          367,278  (1)   13,782,636      14,149,914
                                          --------------------------                       ------------

Earnings per shares - basic and diluted                         --                                 0.20
                                                        ============                       ============


(1) See the explanation on the pro forma balance sheet.


                          China Digital Services, Inc.
(Formerly Boulder Acquisitions, Inc. and Successor of Sifang Holdings Co., Ltd.)
                 Pro Forma Combined Income Statement (Unaudited)
                    For the Three Months Ended March 31, 2004


                                              Sifang      China Digital     Pro Forma         Pro Forma
                                             Holdings       Services       Adjustments         Combined
                                             03/31/04       03/31/04                           03/31/04
                                           -------------------------------------------------------------
                                                                                              Unaudited
Revenues:
   Products sales                            2,126,010           --                            2,126,010
   Products sales to a related party         1,775,000      1,775,000
   Service revenue, net                        850,279           --                              850,279
                                           --------------------------                        -----------

Total revenues                               4,751,289           --                            4,751,289

Cost of goods sold                           3,679,479           --                            3,679,479
Cost of service                                227,773           --                              227,773
                                           --------------------------                        -----------

Gross profit                                   844,037           --                              844,037

Operating expenses:
   Selling                                      36,236           --                               36,236
   General and administrative                  160,815         30,000                            190,815
                                           --------------------------                        -----------

Total operating expenses                       197,051         30,000                            227,051

Income from operations                         646,986        (30,000)                           616,986

Interest income (expense)                         --              164                                164
                                           --------------------------                        -----------

Income before income taxes                     646,986        (29,836)                           617,150

Income tax provision (benefit)                  48,524           --                               48,524
                                           --------------------------                        -----------

Net income                                     598,462        (29,836)                           568,626
                                           ==========================                        ===========

Weighted average number of common shares
   outstanding                                    --           814,035 (1)    13,782,636      14,596,671
                                           --------------------------                        -----------

Earnings per shares - basic and diluted                         (0.04)                              0.04
                                                          ===========                        ===========

(1) See the explanation on the pro forma balance sheet.



                                      F-23